SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2002

THE FOUR SEASONS FUND II L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	0-21286 (Commission File Number)	54-1640874 (IRS Employer Identification No.)

c/o JAMES RIVER MANAGEMENT CORP. 103 Sabot Park Manakin-Sabot, Virginia (Address of Principal Executive Offices)	23103 (Zip Code)

(Registrant’s telephone number, including area code): (804) 578-4500 Attention: Mr. Paul Saunders

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

Effective November 21, 2002, James River Management Corp., the general partner (“General Partner”) of The Four Seasons Fund II L.P. (the “Fund”), has engaged Ernst & Young LLP as the Fund’s principal accountant.

During the Fund’s two most recent fiscal years and the interim period prior to engaging Ernst & Young LLP, the General Partner, has not, on behalf of the Fund, consulted Ernst & Young LLP, with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE FOUR SEASONS FUND II L.P.
(Registrant)

By:    JAMES RIVER MANAGEMENT CORP.
(General Partner)

December 30, 2002

By:    /s/  EDWARD M. JASINSKI
EDWARD M. JASINSKI
Director of Fund Administration

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